UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2016
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center
500 Woodward Ave.
Floor 10, Detroit, Michigan
48226
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
We have previously disclosed ongoing investigations by the U.S. Department of Justice (the DOJ) relating to residential mortgage-backed securities issued by our former mortgage subsidiary, Residential Capital, LLC and its subsidiaries (ResCap RMBS). The DOJ has been investigating potential fraud and other potential legal claims related to ResCap RMBS, including potential claims under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as well as potential claims under the False Claims Act related to representations made by us in connection with investments in Ally Financial Inc. made by the U.S. Department of the Treasury pursuant to the Troubled Asset Relief Program in 2008 and 2009 regarding certain claims against Residential Capital, LLC or its subsidiaries at that time.
On November 21, 2016, we comprehensively resolved these investigations and potential claims with the DOJ and entered into a settlement agreement. Under the agreement, (1) we will pay $37.5 million to the DOJ, (2) Ally Securities LLC (formerly known as Residential Funding Securities LLC) (Ally Securities), one of our wholly owned subsidiaries, will withdraw its registration as a broker-dealer and wind down its affairs, and (3) after this withdrawal of registration but no later than December 31, 2016, Ally will pay an additional $14.5 million to the DOJ. We fully reserved for this settlement within discontinued operations during the three months ended September 30, 2016.
The settlement agreement with the DOJ is attached and incorporated by reference as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Settlement Agreement, dated November 21, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	November 21, 2016	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement, dated November 21, 2016